UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2014

Commission file number 001-14998

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, PA 15275-1011

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (877) 950-7473

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, Atlas Pipeline Partners, L.P. (“APL”) established a cash-based retention program (the “Retention Program”) pursuant to the Agreement and Plan of Merger, dated as of October 13, 2014 (the “APL Merger Agreement”), by and among APL, Atlas Pipeline Partners GP, LLC, the general partner of APL (“APL GP”), Atlas Energy, L.P., an indirect parent of APL and APL GP (“ATLS”), Targa Resources Corp. (“TRC”), Targa Resources Partners LP, a subsidiary of TRC (“TRP”), Targa Resources GP LLC, the general partner of TRP, and Trident MLP Merger Sub, LLC, a wholly owned subsidiary of TRP (“TRP Merger Sub”). The APL Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, TRP Merger Sub will merge with and into APL, with APL surviving the merger as a subsidiary of TRP (the “APL Merger”).

Awards under the Retention Program will be allocated to employees (which may include APL executive officers) of the midstream business identified by, and in amounts determined by, the Executive Committee of ATLS (or its designees), and will vest on the closing date of the APL Merger, subject to the award recipient’s continued employment with APL or its affiliates through such date. If an award or a portion thereof under the Retention Program is forfeited by a participant, the Executive Committee of ATLS (or its designees) may reallocate the award (or portion thereof) to existing employees or new hires of the midstream business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

October 31, 2014	By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer of the General Partner

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